EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                                  Lextel, Inc.

         FIRST. The name of the Corporation is: Lextel, Inc.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 1,000,000 shares of Common Stock, $.0l par value per share.

         FIFTH. The name and mailing address of the sale incorporator are as follows;

           NAME                                        MAILING ADDRESS
           ----                                        ---------------

      Lorrin G. Gale                                  22 Circuit Drive
                                                      Stow, Massachusetts 01775

         SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  1.    Election of directors need not be by written ballot.

                  2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on , the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH.  The  Corporation  shall,  to the fullest  extent  permitted  by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

        Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.









        The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

        The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EXECUTED at Stow, Mass., on April 30, 1990.



                                           /s/ Lorrin G. Gale
                                           -------------------------------
                                           Lorrin G. Gale, Incorporator









                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                                  LEXTEL, INC.

                         Pursuant to Section 241 of the
                General Corporation Law of the State of Delaware
                ------------------------------------------------

The undersigned, being a majority of the Board of Directors of Lextel, Inc. (the "Corporation") , a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on May 2, 1990 and received for recording in the office of the Recorder of Deeds for New Castle County, State of Delaware, on May 29, 1990, DO HEREBY
CERTIFY:

FIRST:   That the Corporation has not received any payment for any of its stock.

SECOND: That the Certificate of Incorporation shall be amended to change the name of the Corporation to Augment Systems Incorporated. Such amendment shall be effected by amending article FIRST of the Certificate of Incorporation to read as follows:

                     "FIRST. The name of the corporation is
                          Augment Systems Incorporated"

THIRD: That the foregoing amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

Executed this 15th day of June, 1990.


                                           /s/ Lorrin G. Gale
                                           ----------------------------
                                           Lorrin G. Gale

                                           /s/ Theodore G. Johnson
                                           ----------------------------
                                           Theodore G. Johnson

                                           /s/ Morton E. Ruberman
                                           ----------------------------
                                           Morton E. Ruderman









                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AUGMENT SYSTEMS INCORPORATED
                             Pursuant to Section 242
                            of the Corporation Law of
                              the State of Delaware
                              ---------------------

        Augment Systems Incorporated (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

        RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following Article FOURTH is inserted in lieu thereof;

              FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 2,000,000 shares of Common Stock, $.0l par value per share ("Common Stock") and (ii) 593,602 shares of Preferred Stock $.0l par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.








A.      COMMON STOCK.
        -------------

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor an and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.      SERIES A PREFERRED STOCK.
        -------------------------

         Five Hundred Ninety-Three Thousand Six Hundred Two (593,602) shares of the authorized and unissued Preferred Stock of the Corporation are designated "Series A Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualification and limitations.

         1.     Dividends.
                ----------

                (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, prior to any payment of any cash dividend on any shares of stock of the Corporation, cumulative dividends, which dividends shall accrue semi-annually from the date of issue at the rate of $.185 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), and no more, payable when and as declared by the Board of Directors of the Corporation on such date as shall be fixed by the Board of Directors. The right to receive dividends on Series A Preferred Stock shall be cumulative and shall accrue in the event that no dividend has been declared on the Series A Preferred Stock in any prior year.

                (b) The Corporation shall not declare or pay any dividends or other distributions (as defined in paragraph (c) below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a dividend at the rate specified in paragraph (a) of this Section l, including, without limitation, any accrued but unpaid dividends from any prior year, whether or not declared by the Board of Directors.









                (c) For purposes of this Section 1 unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of capital stock of the Corporation held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by any subsidiary of this Corporation.

         2.       Liquidation, Merger and Record Date.
                  ------------------------------------

                (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $1.57 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends accrued or declared but unpaid thereon. if upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon payment of the amount called for by this
Section 2(a) the shares of Series A Preferred Stock shall be deemed to have been redeemed in full and the holders of these shares shall have no further rights as holders of such shares.

                (b) After the payment of all preferential amounts required to be paid to the holders of Series A, Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders,

                (c) The merger or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity and the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving Corporation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 if the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock so elect within ten days of the receipt of a written notice thereof from the Corporation before the effective date of such event; provided, however, that if
(i) the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock approve such merger, consolidation or sale and (ii) such merger, consolidation or sale is effected through an exchange of shares or other mechanism whereby the Corporation does not receive, at the time of such merger or consolidation, cash or other property payments sufficient to make the payments required by Section 2(a), then the holders of Series A Preferred Stock shall have no right to treat such merger, consolidation or sale as a liquidation, dissolution or winding-up of the Company and to receive any payments pursuant to this Section 2 by reason of such merger or consolidation. The value of such property , rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

                  (d)      In the event of:

                           (i) any taking by the  Corporation of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                           (ii) any capital  reorganization  of the Corporation,
any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, then and in each such event, the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (b) the date on which any such reorganization, reclassification recapitalization, transfer consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

        3. Voting. Except as otherwise provided by the laws of the State of Delaware, the holders of Series A Preferred Stock shall have no voting rights and the entire voting power for the election of directors of the Corporation and for all other purposes shall be vested in the holders of Common Stock.

        4. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of at least 66-2/3% of the then outstanding shares of Preferred Stock:










                  (a) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of Common or Preferred Stock, except as required or permitted under this Certificate of Incorporation; or

                  (b) authorize or issue, or obligate itself to authorize or issue, additional shares of Preferred Stock; or

                  (c) authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Preferred
Stock as to liquidation preferences, dividend rights, conversion rights or voting rights; or

                  (d) except as permitted in paragraph 2(c) above, merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of related transactions) all, or substantially all, of its assets (whether now owned or hereafter acquired) except for sales or other dispositions of assets in the ordinary course of business and except that (i) any wholly owned subsidiary may merge into or consolidate with or transfer assets to any other subsidiary and (ii) any wholly owned subsidiary may merge into or transfer assets to the Corporation; or

                  (e)  alter  the  size  of  the  Board  of   Directors  of  the
Corporation;

                  (f)  authorize  the   Corporation   to  transfer  any  patent,
copyright, trademark, trade secret or other intellectual property right; or

                  (g)      amend this Article FOURTH.

         Nothing contained in this Section 4 shall be deemed to limit any rights which may otherwise be available under the General Corporation Law of the State of Delaware. The provisions of this Section 4 shall terminate upon the effective date of a registration statement filed by the Corporation under the Securities Act of 1933 covering the Corporation's initial public offering of Common Stock resulting in gross proceeds to the Company, and, if applicable, any selling stockholders of at least $5,000,000.

           5.     Optional Redemption by the Holders.
                  -----------------------------------

                  (a) Subject to the terms of Subsection 5(d), at any time and from time to time after December 5, 1995, the holders of 66-2/3% of the outstanding Series A Preferred Stock may request the Corporation to redeem all (or any lesser amount requested by such holders) of the Series A Preferred Stock by paying $1.583 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), plus any dividends accrued but unpaid thereon, in cash, for each share of Series A Preferred stock then redeemed (hereinafter referred to as the "Redemption Price").










                  (b) At least 30 days prior to the date fixed for any redemption of Series A Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent) notifying such holder of the election of the holders of 66-2/3% of the Series A Preferred Stock to compel the Corporation to redeem such shares, specifying the Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (c) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or its share certificate to the Corporation. The balance of any monies deposited by the Corporation pursuant to this Subsection 6(c) remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its-Board of Directors.

                  (d) Notwithstanding any of the foregoing, the holders of the outstanding shares of Series A Preferred Stock may not compel the Company to redeem any shares of Series A Preferred stock if:

                           (i) As a result of such redemption the Company's working capital, determined in accordance with generally accepted accounting principals, would be $500,000 or less;

                           (ii) the Company's ratio of total debt to total equity, determined in accordance with generally accepted accounting principals would exceed 1.5:1; or












                           (iii) such redemption would cause the Company to violate the terms of any loan agreement, indenture or similar instrument to which the Company is then a party.

                  (e) In the event that the Corporation, whether by reason of the limitation contain in Section 5(d) above or otherwise, fails to redeem all of the Preferred Stock to be redeemed under Section 5(a) below, the Corporation;

                           (i) shall redeem as much of the Preferred Stock as it would be able to redeem and still remain in compliance with said Section 5(d) and with applicable law, with any partial redemption being made from each holder of Preferred Stock pro rata based on the number of shares held;


                           (ii) the Corporation shall redeem the remaining shares of Preferred Stock as soon as it is able to do so under said Section 5(d) and applicable law; and


                           (iii) until all Preferred Stock has been redeemed in full, the Corporation will not declare or set aside any sums for the payment of dividends on any capital stock (other than the Preferred Stock), will not make any distribution or payment with respect to any of its capital stock, will not redeem any shares of its capital stock and will not make any loan or advance to any stockholder, employee, officer or consultant, other than in the ordinary course of business or in connection with repurchases of stock from any employee pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company.

         6.       Optional Redemption by the Corporation.
                  ---------------------------------------

                  (a) At any time and from time to time, the Corporation may, at the option of its Board of Directors, redeem the Series A Preferred Stock, in whole or in part, by paying $l.583 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), plus any dividends accrued thereon, in cash for each share of Series A Preferred Stock then redeemed (hereinafter referred to as the "Corporation Redemption Price").

                  (b) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series A Preferred Stock held by such holders on the date of the Corporation Redemption Notice (as defined below).











                  (c) Corporation Redemptions made pursuant to this Section 6 shall not relieve the Corporation of its obligations to redeem Series A Preferred Stock in accordance with the provisions of Section 5.

                  (d)  At  least  30  days  prior  to the  date  fixed  for  any redemption of Series A Preferred Stock (hereinafter referred to as the "Corporation Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares, specifying the Corporation Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Corporation Redemption Notice"). On or prior to the Corporation Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Corporation Redemption Notice and thereupon the Corporation Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Corporation Redemption Date, unless there shall have been a default in payment of the Corporation Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Corporation Redemption Notice as holders of Series A Preferred stock of the Corporation (except the right to receive the Corporation Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (e) On or prior to the Corporation Redemption Date, the Corporation shall deposit the Corporation Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Corporation Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $25,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Corporation Redemption Price for such shares to their respective holders on or after the Corporation Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or its share certificate to the Corporation. The balance of any monies deposited by the Corporation pursuant to this Subsection 6(e) remaining unclaimed at the expiration of one year following the Corporation Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

                  (f) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series A Preferred Stock shall be redeemed from time to time. Any shares of Series A Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 28th day of November, 1990.

ATTEST:                                     AUGMENT SYSTEMS INCORPORATED

/s/ Alexander Bernhard                      By: /s/ Chappel Cory III
----------------------------------              -----------------------------
Alexander Bernhard, Secretary                   Chappel Cory III, President


[Corporate Seal]










                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AUGMENT SYSTEMS INCORPORATED



                  AUGMENT SYSTEMS INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That, by unanimous written consent of the Board of Directors, a resolution proposing an amendment to the Certificate of Incorporation of said Corporation to increase the number of authorized shares of Common Stock, $.01 par value, and Preferred Stock, $.01 par value, was duly adopted and declared to be advisable.

                  SECOND: That, in accordance with Section 211 of the General Corporation Law of the State of Delaware, the holders of the outstanding capital stock of the Corporation required to amend said Certificate voted, by written consent dated July 31, 1995, to approve such amendment. The resolution setting forth the amendment is as follows:

RESOLVED: That Article 4 of the Corporation's Certificate of Incorporation be amended by deleting said Article 4 thereof in its entirety and substituting the following therefor:

                           "4.  The  total  number of all  classes  of shares of
                  stock which the corporation shall have authority to issue is seventeen million (17,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock with a par value of One Cent ($.01) per share, and two million (2,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share, amounting in the aggregate to One Hundred Seventy Thousand Dollars ($170,000.00).

                           "The   designations   and  powers,   the  rights  and
                  preferences   and   the    qualifications,    limitations   or
                  restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time."

                  and that the officers of the Corporation be, and hereby are, authorized and directed to execute and file a Certificate of Amendment evidencing said amendment with the Delaware Secretary of State.











                  THIRD: That, pursuant to Section 228(d) of the General Corporation Law of the State of Delaware, written notice of the adoption of said resolution by written consent of a majority of the outstanding shares of capital stock of the Corporation was mailed to all stockholders who did not consent in writing thereto.

                  FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said AUGMENT SYSTEMS, INC.. has caused it corporate seal to be hereunto affixed and this certificate to be signed by Lorrin Gale, its President and Duane A. Mayo, its Secretary, this 12th day of September, 1995.

                                                  AUGMENT SYSTEMS INCORPORATED



[SEAL]                                            By: /s/ Lorrin Gale
                                                      -------------------------
                                                      Lorrin Gale, President


/s/ Duane A. Mayo
------------------------------
Duane A. Mayo, Secretary














                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AUGMENT SYSTEMS INCORPORATED



                  AUGMENT SYSTEMS INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That, by unanimous written consent of the Board of Directors, resolutions proposing amendments to the Certificate of Incorporation of said Corporation to (a) change the name of the Corporation and (b) increase the number of authorized shares of Common Stock, $.01 par value, were duly adopted and declared to be advisable.

                  SECOND: That, in accordance with Section 211 of the General Corporation Law of the State of Delaware, the holders of the outstanding capital stock of the Corporation required to amend said Certificate voted, by written consent dated October 21, 1996, to approve such amendments. The resolutions setting forth the amendments are as follows:

RESOLVED:         That the name of the  Corporation  be  changed  from  "Augment
                  Systems  Incorporated"  to "Augment  Systems,  Inc."; and that
                  Article 1 of the Corporation's Certificate of Incorporation, as amended, be amended by deleting said Article 1 thereof in its entirety and substituting the following therefor:

                           "1. The name of the Corporation shall be Augment
                               Systems, Inc."

FURTHER
RESOLVED:         That the number of shares of Common Stock, $.01 par value that the  Corporation  shall have  authority  to issue be increased from Fifteen  Million  (15,000,000)  shares to Thirty  Million
                  (30,000,000);   and  that  Article  4  of  the   Corporation's
                  Certificate  of  Incorporation  be  amended by  deleting  said
                  Article 4 thereof in its entirety and substituting the following therefor:

                           "4.  The  total  number of all  classes  of shares of
                  stock which the corporation shall have authority to issue is thirty-two million (32,000,000) shares, consisting of thirty million (30,000,000) shares of Common Stock with a par value of One Cent ($.01) per share, and two million (2,000,000) shares of












                  Preferred Stock with a par value of One Cent ($.01) per share, amounting in the aggregate to Three Hundred Twenty Thousand Dollars ($320,000.00).

                           "The   designations   and  powers,   the  rights  and
                  preferences   and   the    qualifications,    limitations   or
                  restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time."


                  THIRD: That, pursuant to Section 228(d) of the General Corporation Law of the State of Delaware, written notice of the adoption of said resolutions by written consent of a majority of the outstanding shares of capital stock of the Corporation was mailed to all stockholders who did not consent in writing thereto.

                  FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said AUGMENT SYSTEMS, INC.. has caused it corporate seal to be hereunto affixed and this certificate to be signed by Lorrin Gale, its President and Duane A. Mayo, its Secretary, this 29th day of October, 1996.

                                                 AUGMENT SYSTEMS INCORPORATED



[SEAL]                                           By: /s/ Lorrin Gale
                                                     ------------------------
                                                     Lorrin Gale, President


/s/ Duane A. Mayo
--------------------------
Duane A. Mayo, Secretary








                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AUGMENT SYSTEMS, INC.



                  AUGMENT SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That, by the unanimous vote of the Board of Directors at a Special Meeting held on April 8, 1997, a resolution proposing an amendment to the Certificate of Incorporation of said Corporation to effect a 3-for-4 reverse stock split of the Corporation's issued and outstanding shares of Common Stock, $.01 par value, and shares reserved for issuance; provided, however, that the par value of said Common Stock shall remain as $.01 per share, was duly adopted and declared to be advisable.

                  SECOND: That, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of the outstanding capital stock of the Corporation required to amend said Certificate voted, by written consent dated April 8, 1997, to approve such amendment to Article 4 of the Corporation's Certificate of Amendment. The resolution setting forth the amendment is as follows:

RESOLVED:         That  there be,  and  hereby  is,  declared  a  three-for-four reverse  stock  split of the  Corporation's  shares  of Common
                  Stock, $.01 par value, issued and outstanding and reserved for issuance immediately prior to the filing of this Amendment with the Secretary of State of the State of Delaware;
                  provided, however, that the par value of said Common Stock shall remain as $.01 per share.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.



                        [SPACE LEFT INTENTIONALLY BLANK]







                  IN WITNESS WHEREOF, said AUGMENT SYSTEMS, INC. has caused it corporate seal to be hereunto affixed and this certificate to be signed by Lorrin Gale, its President, and Duane A. Mayo, its Secretary, this 23rd day of April, 1997.


                                                     AUGMENT SYSTEMS, INC.


         [SEAL]
                                                     By: /s/ Lorrin Gale
                                                        ----------------------
                                                        Lorrin Gale, President



   /s/ Duane A. Mayo
  ----------------------
  Duane A. Mayo, Secretary












                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AUGMENT SYSTEMS, INC.


         Pursuant to the provisions of Section 103(f) of the General Corporation Laws of the State of Delaware, the undersigned, being the President and the Secretary of Augment Systems Incorporated, a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY:

         FIRST:   That  the  Certificate  of  Amendment  of  the   Corporation's
Certificate of Incorporation, filed with the office of the Secretary of State of Delaware on October 30, 1996, contained an error, to wit:

         An amendment to the Corporation's Certificate of Incorporation to effect a .637343-for-one reverse stock split of the Corporation's issued and outstanding shares of Common Stock, $.01 par value, and shares reserved for issuance, was approved by the Board of Directors and the holders of the outstanding capital stock of the Corporation required to amend the Certificate of Incorporation, but was inadvertently omitted from said Certificate of Amendment. Therefore, paragraph FIRST of said Certificate of Amendment is hereby corrected to read as follows:

                  "FIRST: That, by unanimous written consent of the Board of Directors, resolutions proposing amendments to the Certificate of Incorporation of said Corporation to (a) change the name of the Corporation, (b) increase the number of authorized shares of Common Stock, $.01 par value and (c) to effect a
 .637343-for-one  reverse stock split




of the Corporation's issued and outstanding shares of Common Stock, $.01 par value, and shares reserved for issuance, were duly adopted and declared to be advisable."

                  The resolution setting forth the amendment is as follows:

"RESOLVED:          That there be, and  hereby  is,  declared a  .637343-for-one reverse  stock split of the  Corporation's  shares of Common
                    Stock, $.01 par value, issued and outstanding and reserved for issuance immediately prior to the filing of this Amendment with the Secretary of State of the State of Delaware; provided, however, that the par value of said
                    Common Stock shall remain as $.01 per share."

         SECOND: That all other provisions contained in said Certificate of Amendment are ratified, confirmed and approved in all respects as of the date hereof and are restated as follows:

                  AUGMENT SYSTEMS INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  SECOND: That, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the holders of the outstanding capital stock of the Corporation required to amend said Certificate voted, by written consent dated October 21, 1996, to approve such amendments. The resolutions setting forth the amendments are as follows:

RESOLVED:         That the name of the  Corporation  be  changed  from  "Augment
                  Systems  Incorporated"  to "Augment  Systems,  Inc."; and that
                  Article 1 of the Corporation's Certificate of Incorporation, as amended, be amended by deleting said Article 1 thereof in its entirety and substituting the following therefor:

                           "1.  The name of the  Corporation  shall  be  Augment
                  Systems, Inc."

FURTHER
RESOLVED:         That the number of shares of Common Stock, $.01 par value that the  Corporation  shall have  authority  to issue be increased from Fifteen  Million  (15,000,000)  shares to Thirty  Million
                  (30,000,000);   and  that  Article  4  of  the   Corporation's
                  Certificate  of  Incorporation  be  amended by  deleting  said
                  Article 4 thereof in its entirety and substituting the following therefor:






                           "4.  The  total  number of all  classes  of shares of
                  stock which the corporation shall have authority to issue is thirty-two million (32,000,000) shares, consisting of thirty million (30,000,000) shares of Common Stock with a par value of One Cent ($.01) per share, and two million (2,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share, amounting in the aggregate to Three Hundred Twenty Thousand Dollars ($320,000.00).

                           "The   designations   and  powers,   the  rights  and
                  preferences   and   the    qualifications,    limitations   or
                  restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time."

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.



                        [SPACE INTENTIONALLY LEFT BLANK]





                  IN WITNESS WHEREOF, said AUGMENT SYSTEMS, INC. has caused it corporate seal to be hereunto affixed and this certificate to be signed by Lorrin Gale, its President and Duane A. Mayo, its Secretary, this 23rd day of April, 1997.

                                                 AUGMENT SYSTEMS, INC.



        [SEAL]
                                                 By: /s/ Lorrin Gale
                                                    ------------------------
                                                    Lorrin Gale, President


  /s/ Duane A. Mayo
 ------------------------
 Duane A. Mayo, Secretary